ORANGE AND ROCKLAND UTILITIES, INC.

              ELIGIBLE EMPLOYEES' INSURANCE PROGRAM



                     Effective July 1, 1997

               ORANGE AND ROCKLAND UTILITIES, INC.
              ELIGIBLE EMPLOYEES' INSURANCE PROGRAM


1.        Eligibility

          Each Officer of Orange and Rockland Utilities, Inc. (the "Company"), or an Affiliate (as defined below) which has been designated as a participating entity by the Company's Board of Directors (a "Designated Affiliate"), is eligible to participate in the Orange and Rockland Utilities, Inc. Eligible Employees' Insurance Program (the "Program"). In addition, each non-Officer employee of the Company or a Designated Affiliate who is in salary grade 14 or above and who is designated for participation by the Company's Vice President of Human Resources shall be eligible to participate in the Program. Any individual who is eligible to participate hereunder shall be referred to as an "Eligible Employee".

          For purposes of this Program, an "Affiliate" is an entity which must be aggregated with the Company in accordance with Sections 414(b), 414(c), 414(m), or 414(o) of the Internal
Revenue Code of 1986, as amended.

2.        Participation

          Each Eligible Employee shall become a participant in the Program (a "Participant") immediately upon becoming an Eligible Employee, provided that such Eligible Employee is then insurable at standard life insurance rates. Notwithstanding the foregoing, no Eligible Employee shall become a Participant hereunder prior to the later of (i) July 1, 1997, or (ii) the issuance of an insurance policy providing the benefits payable under the Program with respect to that Eligible Employee.

          An Eligible Employee who becomes a Participant shall remain a Participant until the earlier of (i) his or her death, or (ii) his or her termination of employment from the Company and all Designated Affiliates prior to retirement under the terms of the qualified retirement plan of the Company or Designated Affiliate that covers the Participant ("Retirement").

3.        Life Insurance Benefit

          (a) Each Participant shall receive life insurance coverage which will provide a death benefit equal to: (1) two times the Participant's base salary from the Company or a Designated Affiliate as in effect at the date of the Participant's death, if the Participant dies while employed by the Company or a Designated Affiliate; or (2) $25,000, if the Participant dies after Retirement. A Participant under the Program will not be eligible to participate in the basic group life insurance program that is maintained for other employees of the Company or its Affiliates, but will be eligible to purchase supplemental life insurance coverage in accordance with the terms of the separate supplemental life insurance program that is maintained for employees of the Company or its Affiliates.

          (b) Any life insurance policy purchased to provide benefits under this Section 3 (a "Policy") shall be subject to certain conditions set forth in a "Split-Dollar Life Insurance Agreement" between the Participant, the Company, and the trustee of any trust which holds the Policy, pursuant to which the Participant may designate a beneficiary (the "Beneficiary") with respect to the portion of the Policy proceeds payable in accordance with the preceding paragraph in the event the Participant dies while life insurance coverage is in effect. The Participant shall have the right to designate and change such Beneficiary in accordance with the terms of the Split-Dollar Life Insurance Agreement, with such change to be effective when received by the insurance company. If no such Beneficiary designation is on file with the insurance company as of the Participant's date of death, the death benefit described in the preceding paragraph shall be paid in accordance with the terms of the Policy.

          (c)  The death benefit payable pursuant to paragraph
(a) shall not be paid if the insurance company fails to issue a Policy on the life of the Participant and shall be subject to all conditions and exceptions set forth in the applicable Policy.

          (d) Notwithstanding any provision of this Program or any other document to the contrary, the life insurance death benefit provided under paragraph (a) shall be payable solely from the proceeds of the Policy, if any.

4.        Miscellaneous

          (a) Each Participant is responsible for the payment of any current taxes which are imposed upon such Participant as a result of the life insurance coverage provided to such Participant under this Program.

          (b) Copies of the Program and any and all amendments thereto shall be made available to all Participants and Beneficiaries at all reasonable times at the office of the Vice
President of Human Resources.

          (c) The Program shall be administered by the Orange and Rockland Utilities, Inc. Retirement Committee (the "Committee"), which shall have full power, discretion, and authority to interpret, construe, and administer the Program and any part thereof. The Committee's interpretations and constructions of the Program, and the actions taken thereunder by the Committee, shall, except as otherwise determined by the Board of Directors of the Company, be binding and conclusive on all persons for all purposes. Any Participant or Beneficiary claims, except for those claims regarding the benefits payable under a Policy, shall be resolved by the Committee in accordance with procedures which it shall establish.

          To the extent that a Participant or Beneficiary has a claim regarding the benefits payable under a Policy, such claim shall be filed with the insurance company issuing such policy, and such insurance company shall be responsible for making a decision with respect to such claim.

          (d) The Board of Directors may at any time prior to a Change in Control or Potential Change in Control (as defined in
Section 5) amend or terminate the Program. After a Change in Control or Potential Change in Control, the Board of Directors may not terminate or amend the Program, other than to make amendments which are necessary in order to comply with applicable law.

          (e) The Company, its officers, and its Board of Directors shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to any obligation under the Program.

          (f) All elections, designations, requests, notices, instructions and other communications from an Eligible Employee, Participant, Beneficiary, or other person to the Committee or the Board of Directors of the Company, required or permitted under the Program, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

          (g) The terms of the Program shall be binding upon the Company and its successors and assigns.

          (h) The Program shall be governed by and construed in accordance with the laws of the State of New York, as from time to time in effect, and any applicable federal laws.

          (i)  The Program is effective as of July 1, 1997.

5.        Change in Control

          (a) Notwithstanding anything else herein to the contrary, in the event of the occurrence of a Change in Control or Potential Change in Control, if any, the Company shall continue to make premium payments to keep life insurance coverage in force with respect to each Participant, for so long as that Participant remains entitled to coverage hereunder.

          (b) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i)  any Person is or becomes the Beneficial
     Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Company Common Stock, $5 par value per share (or any successor common stock) ("Shares") or the combined voting power of the Company's then-outstanding securities;

               (ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on April 1, 1997, constituted the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 1, 1997 or whose appointment, election or nomination for election was previously so approved;

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (c) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change in Control;

               (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then-outstanding securities; or the combined voting power of the Company's then-outstanding securities; or

               (iv) the Board of Directors adopts a resolution to the effect that, for purposes of any severance agreement to which the Company is a party, a Potential Change in Control has occurred.

          (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (e)  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

          (f)  "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.